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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

TROPICANA ENTERTAINMENT INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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TROPICANA ENTERTAINMENT INC.
3930 HOWARD HUGHES PARKWAY, 4TH FLOOR
LAS VEGAS, NEVADA 89169

April 20, 2012

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Tropicana Entertainment Inc. (the "Company"), to be held at the offices of Brown Rudnick LLP, Seven Times Square, New York, New York 10036, on Thursday, May 17, 2012, at 1:00 p.m. local time (the "Annual Meeting").

        At the Annual Meeting, you will be asked to consider and vote upon the following matters:

  •
  first, a proposal to elect seven directors to serve on the Company's board of directors for the coming year, each to hold office until the next annual meeting of stockholders and until a successor is duly elected and qualified;

  •
  second, a proposal to ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012;

  •
  third, a proposal on an advisory vote to approve executive compensation; and

  •
  such other business as may properly come before the Annual Meeting or before any adjournments or postponements thereof.

        Accompanying this letter is the formal Notice of Annual Meeting, Proxy Statement and a Proxy Card relating to the Annual Meeting. The Proxy Statement describes each of these items of business in more detail.

        Your vote is very important regardless of how many shares you own. We hope you can attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the Proxy Card in the enclosed envelope. If you attend the Annual Meeting, you may vote in person if you wish, even though you may have previously returned your Proxy Card.

Sincerely,

Daniel A. Ninivaggi Interim Chief Executive Officer

TROPICANA ENTERTAINMENT INC.
3930 HOWARD HUGHES PARKWAY, 4TH FLOOR
LAS VEGAS, NEVADA 89169

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 17, 2012

To the Stockholders of Tropicana Entertainment Inc.:

        NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of Tropicana Entertainment Inc., a Delaware corporation (the "Company"), will be held on Thursday, May 17, 2012, at 1:00 p.m. local time, at the offices of Brown Rudnick LLP, Seven Times Square, New York, New York 10036, and at any adjournments or postponements thereof (the "Annual Meeting"), for the following purposes, as are more fully described in the accompanying Proxy Statement:

  1.
  to elect seven directors to serve on the Company's board of directors for the coming year, each to hold office until the next annual meeting of stockholders and until a successor is duly elected and qualified;

  2.
  to ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012;

  3.
  to hold an advisory vote to approve executive compensation; and

  4.
  to transact such other business as may properly come before the Annual Meeting.

        Only holders of record of the Company's common stock at the close of business on April 18, 2012 are entitled to notice of and to vote at the Annual Meeting.

        YOUR VOTE IS VERY IMPORTANT. TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE POSTAGE PAID ENVELOPE PROVIDED OR SUBMIT YOUR PROXY VIA TELEPHONE OR THE INTERNET AS PROVIDED FOR IN THE PROXY CARD, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. YOUR PROXY CAN BE WITHDRAWN BY YOU AT ANY TIME BEFORE IT IS VOTED.

BY ORDER OF THE BOARD OF DIRECTORS,

William C. Murtha

Secretary

Las Vegas, Nevada
April 20, 2012

TROPICANA ENTERTAINMENT INC.
3930 HOWARD HUGHES PARKWAY, 4TH FLOOR
LAS VEGAS, NEVADA 89169

PROXY STATEMENT RELATING TO
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 17, 2012

        This proxy statement ("Proxy Statement") is being furnished to the stockholders of Tropicana Entertainment Inc., a Delaware corporation ("we", "us", "our" or the "Company"), in connection with the solicitation of proxies by the Company's board of directors (the "Board of Directors") for use at the Annual Meeting of the Company's stockholders to be held on Thursday, May 17, 2012, at 1:00 p.m. local time, at the offices of Brown Rudnick LLP, Seven Times Square, New York, New York 10036, and at any adjournments or postponements thereof (the "Annual Meeting").

        At the Annual Meeting, holders of the Company's common stock, $0.01 par value per share ("Common Stock"), will be asked to vote upon:

  (i)
  the election of seven directors to serve on the Board of Directors for the coming year, each to hold office until the next annual meeting of stockholders and until a successor is duly elected and qualified;

  (ii)
  the ratification of the appointment of Grant Thornton LLP ("Grant Thornton") as our independent registered public accounting firm for the fiscal year ending December 31, 2012;

  (iii)
  an advisory vote to approve executive compensation; and

  (iv)
  any other business that properly comes before the Annual Meeting.

        This Proxy Statement, the accompanying proxy card ("Proxy Card") and the Company's Annual Report on Form 10-K are first being mailed to the Company's stockholders on or about April 24, 2012. The address of the principal executive offices of the Company is 3930 Howard Hughes Parkway, 4th Floor, Las Vegas, Nevada 89169.

ANNUAL MEETING

Record Date; Outstanding Shares; Quorum

        Only holders of record of Common Stock at the close of business on April 18, 2012 (the "Record Date") will be entitled to receive notice of and vote at the Annual Meeting. As of the close of business on the Record Date, there were 26,312,500 shares of Common Stock issued and outstanding and entitled to vote. The holders of a majority in voting power of the issued and outstanding shares of Common Stock, entitled to vote thereon, present in person or represented by proxy, shall constitute a quorum for purposes of the Annual Meeting. Each of the Company's stockholders is entitled to one vote for each share of Common Stock held as of the Record Date. If there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the holders of a majority in voting power of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place.

Voting of Proxies; Votes Required

        All properly executed, returned and unrevoked Proxy Cards will be voted in accordance with the instructions indicated thereon. Executed but unmarked Proxy Cards will be voted: (i) "FOR" the election of each director nominee listed on the Proxy Card, (ii) "FOR" the ratification of the appointment of Grant Thornton as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012, and (iii) "FOR" the proposal regarding an advisory vote to approve executive compensation. The Company's Board of Directors does not presently intend to bring any business before the Annual Meeting other than that referred to in this Proxy Statement and specified in the Notice of the Annual Meeting. By signing the Proxy Cards, stockholders confer discretionary authority on the proxies (who are persons designated by the Board of Directors) to vote all shares covered by the Proxy Cards in their discretion on any other matter that may properly come before the Annual Meeting, including any motion made for adjournment of the Annual Meeting.

        You may submit your proxy by mail, telephone or the internet. Proxies submitted by any of those methods will be treated in the same manner. If you are a stockholder of record, you may submit your proxy by signing and returning the enclosed Proxy Card by mail, telephone at 1-800-560-1965 or on the internet at www.eproxy.com/tpca. If you hold your shares in street name, please follow the voting instructions forwarded to you by your bank, broker or other nominee.

        Whether the proxy is submitted by mail, telephone or the internet, any stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by (i) filing a written revocation with, or delivering a duly executed proxy bearing a later date to, the Secretary of the Company, at 3930 Howard Hughes Parkway, 4th Floor, Las Vegas, Nevada 89169, or (ii) attending the Annual Meeting and voting in person. However, the mere presence at the Annual Meeting of the stockholder does not revoke the proxy. If you voted by telephone or the internet and wish to change your vote, you may call the toll-free number or go to the internet site, as may be applicable in the case of your earlier vote, and follow the directions for changing your vote. If your shares are held for your account by a broker, bank or other institution or nominee, you may vote such shares at the Annual Meeting only if you obtain proper written authority from your institution or nominee and present it at the meeting. If your shares are held for your account by a broker, bank or other institution or nominee, to revoke any voting instructions prior to the time the vote is taken at the Annual Meeting, you must contact such broker, bank or other institution or nominee to determine how to revoke your vote in accordance with their policies a sufficient time in advance of the Annual Meeting.

        Unless revoked as stated above, the shares of Common Stock represented by valid proxies will be voted on all matters to be acted upon at the Annual Meeting.

Abstentions and Broker Non-Votes

        The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote in the election of directors. This means that the seven nominees who receive the highest number of votes will be elected as directors. In the election of directors, you may vote "FOR" all of the nominees or indicate on the Proxy Card that you are withholding authority to vote for one or more of the nominees. Votes withheld will have no effect on the outcome of the election of directors. The proposal to ratify the appointment of Grant Thornton as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2012, and the advisory vote to approve executive compensation require the affirmative vote of the majority in voting power of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. For these items of business, you may vote "FOR," "AGAINST," or "ABSTAIN." If you elect to "ABSTAIN," the abstention has the same effect as a vote "AGAINST."

        A broker non-vote occurs when a proxy received from a broker or a financial institution indicates that the nominee has not received instructions on a particular proposal and does not have discretionary authority to vote the shares on such proposal. If a broker or other financial institution holds a client's shares in its name and the client does not provide voting instructions to the nominee, that firm has discretion to vote such shares for certain routine matters. Under applicable rules, the ratification of the appointment of our independent registered public accounting firm is a routine matter and therefore no broker non-votes are expected to exist in connection with that proposal. On the other hand, the broker or other financial institution that holds a client's shares in its name does not have discretion to vote such shares for non-routine matters. Under applicable rules, the election of directors and the advisory vote on executive compensation are considered non-routine matters and the broker or other financial institution that holds a stockholder's shares in its name may not vote on these items absent instruction from the client. Broker non-votes will be included in determining the presence of a quorum at the Annual Meeting but are not considered entitled to vote on the non-routine items. Therefore, broker non-votes will be counted for purposes of determining whether there is a quorum but broker non-votes will have no effect on the outcome of the election of directors or the advisory vote to approve executive compensation because the broker non-votes are not counted for purposes of those proposals and the vote required to pass such proposals is a plurality or majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter, as applicable.

Inspector of Election

        A representative of Wells Fargo Shareowner Services, the Company's transfer agent, will tabulate the votes and act as the inspector of election.

Solicitation of Proxies and Expenses

        Proxies are being solicited hereby on behalf of the Company. The Company's current executive officers are participants in the solicitation of proxies. The Company will bear the cost of the solicitation of proxies from its stockholders, although stockholders who vote by telephone or the internet may incur telephone or internet access charges. The directors, officers and employees of the Company may solicit proxies by mail, telephone, telegram, letter, facsimile, e-mail or in person. Such directors, officers and employees will not be specifically compensated for such services. Arrangements may also be made with brokers, custodians, nominees, and other record holders to forward proxy solicitation materials to the beneficial owners of shares of Common Stock held of record by such brokers, custodians, nominees and other record holders, and the Company may reimburse them for their reasonable out-of-pocket expenses incurred in connection therewith.

PROPOSAL 1

ELECTION OF DIRECTORS
(Item No. 1 on Proxy Card)

        At the Annual Meeting, holders of Common Stock will be asked to vote on the election of seven directors who will constitute the full Board of Directors. Our Board of Directors is presently comprised of six members. The Board of Directors, after considering the recommendation of the Nominating and Governance Committee, nominated each of our current directors, Messrs. Daniel A. Cassella, Hunter C. Gary, Carl C. Icahn, James L. Nelson, Daniel A. Ninivaggi and Daniel H. Scott, for election as directors at the Annual Meeting. In addition, the Board of Directors, after considering the recommendation of the Nominating and Governance Committee, has voted to increase the size of the Board of Directors to seven members, effective as of the Annual Meeting, and has nominated Anthony P. Rodio, our President and Chief Operating Officer, for election as a director at the Annual Meeting. Each of these seven nominees has been nominated to serve as a director and to hold office until the next annual meeting of stockholders and until a successor is duly elected and qualified.

        The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. This means that the seven individuals who receive the highest number of votes will be elected as directors. Because we did not receive advance notice under our bylaws (the "Bylaws") of any stockholder nominees for director, the 2012 election of directors is an uncontested election. Votes withheld and broker non-votes will have no effect on the election of directors. Your brokerage firm or other nominee may not vote your shares with respect to the election of directors without specific instructions from you as to how to vote with respect to the election of each of the seven nominees for director, because the election of directors is not considered a routine matter under applicable rules.

        Each proxy received will be voted for the election of the persons named below, unless the stockholder signing such proxy withholds authority to vote for one or more of these nominees in the manner described in the proxy. Although it is not contemplated that any nominee named below will decline or be unable to serve as a director, in the event any nominee declines or is unable to serve as a director, the proxies will be voted by the proxy holders for a substitute nominee as directed by the Board of Directors.

        There are no family relationships between any director, nominee or executive officer and any other director, nominee or executive officer of the Company, other than as indicated below. There are no arrangements or understandings between any director, nominee or executive officer and any other person pursuant to which he has been or will be selected as a director and/or executive officer of the Company other than arrangements or understandings with any such director, nominee and/or executive officer acting in his capacity as such. See "—Information Regarding the Director Nominees."

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION OF ALL OF THE NOMINEES LISTED BELOW.

Selection of Nominees for Director

        The Board of Directors seeks directors who will enhance the quality of the Board of Directors' deliberations and decisions. The Nominating and Governance Committee has adopted certain policies regarding director nominations that provide that the Board of Directors shall take into account candidates that represent a range of backgrounds and experience. As required by such policies, qualified candidates for membership on the Board of Directors will be considered without regard to race, color, creed, religion, national origin, age, gender, sexual orientation or disability. The Nominating and Governance Committee will review and evaluate each candidate's character, judgment, skills (including financial literacy), background, experience and other qualifications (without regard to whether a nominee has been recommended by the Company's stockholders), as well as the overall composition of the Board of Directors, and recommend to the Board of Directors for its approval the slate of directors to be nominated for election at the annual meeting of the Company's stockholders. In general, the Company seeks a Board of Directors that includes a diversity of perspectives and a broad range of experiences and includes individuals that possess backgrounds, skills, expertise and attributes that allow them to function collaboratively and effectively together in their oversight of the Company.

        In considering possible candidates for election as a director, the Nominating and Governance Committee is guided by the principle that each director should:

  •
  be an individual of high character and integrity;

  •
  be accomplished in his or her respective field, with superior credentials and recognition;

  •
  have relevant expertise and experience upon which to be able to offer advice and guidance to management;

  •
  have sufficient time available to devote to the affairs of the Company;

  •
  be able to work with the other members of the Board of Directors and contribute to the success of the Company;

  •
  represent the long-term interests of the Company's stockholders as a whole; and

  •
  be selected such that the Board of Directors represents a diversity of perspectives and a broad range of experiences.

        Each director must be at least 18 years of age. The Nominating and Governance Committee also considers all applicable legal and regulatory requirements that govern the composition of the Board of Directors.

Information Regarding the Director Nominees

        Set forth in the table below are the names, ages and position or positions of our nominees for election as directors as of April 1, 2012. All of the nominees have consented to being named in this Proxy Statement and have agreed to serve on the Board of Directors, if elected.

Name	Age	Position With The Company	Director Since
Daniel A. Ninivaggi(c)	47	Director and Interim Chief Executive Officer	2011
Daniel A. Cassella(a)	65	Director	2010
Hunter C. Gary(b)	37	Director	2010
Carl C. Icahn(b)(c)	76	Chairman of the Board of Directors	2010
James L. Nelson(a)(c)	62	Director	2010
Daniel H. Scott(a)	56	Director	2010
Anthony P. Rodio	53	President and Chief Operating Officer	—

(a)
Member of the Audit Committee

(b)
Member of the Compensation Committee

(c)
Member of the Nominating and Governance Committee

        Directors are responsible for overseeing the Company's business consistent with their fiduciary duties to stockholders. This responsibility requires highly skilled individuals with various qualities, attributes and professional experience. Set forth below is biographical information of each director nominee of the Company, including a discussion of such director's particular experience, qualifications, attributes or skills that lead us to conclude that such individual should serve as a director of the Company, in light of the Company's business and structure.

        Daniel A. Ninivaggi.    Mr. Ninivaggi served as our Interim President from January 2011 through February 2012, has served as our Interim Chief Executive Officer and on the Board of Directors since January 2011, and is a member of its Nominating and Governance Committee, its Financing Committee and its Investment Committee. Mr. Ninivaggi has served as President of Icahn Enterprises L.P., or Icahn Enterprises, and its general partner, Icahn Enterprises G.P. Inc., or Icahn Enterprises G.P., since April 2010 and as the Principal Executive Officer of Icahn Enterprises and Icahn Enterprises G.P. since August 2010. Icahn Enterprises is a diversified holding company engaged in the following continuing operating businesses: investment management, automotive, gaming, railcar, food packaging, metals, real estate and home fashion. Since March 2010, Mr. Ninivaggi has served as a director of Federal-Mogul Corporation, or Federal-Mogul, a supplier of automotive products. From December 2009 through May 2011, Mr. Ninivaggi served as a director of XO Holdings, Inc., or XO Holdings, a telecommunications service provider. Since May 2010, Mr. Ninivaggi has served as a director of Viskase Companies, Inc., a producer of nonedible cellulose casings and nettings. From December 2011 through February 2012, Mr. Ninivaggi was a director of WestPoint International, Inc., or WPI, a manufacturer of bed and bath home fashion products. Since December 2010, Mr. Ninivaggi has served as a director of Motorola Mobility Holdings, Inc., a provider of communication products and services. With respect to each company mentioned above, Mr. Icahn, directly or indirectly, either (i) controls such company or (ii) has an interest in such company through the ownership of securities. From December 2009 through May 2011, Mr. Ninivaggi served as a director of CIT Group Inc., a bank holding company. From July 2009 through March 2010, Mr. Ninivaggi served as Of Counsel to the international law firm of Winston & Strawn LLP. From 2003 until July 2009, Mr. Ninivaggi served in a variety of executive positions at Lear Corporation, a global supplier of automotive seating systems and electrical power management systems and components, including as General Counsel from 2003 through 2007, as Senior Vice President from 2004 until 2006, and most recently as Executive Vice President and Chief Administrative Officer from 2006 to July 2009. Prior to June 2006, Mr. Ninivaggi was a Partner of Winston & Strawn LLP, specializing in mergers and acquisitions, and securities law. Mr. Ninivaggi provides the Board of Directors broad knowledge and experience from his years of experience gained in his role as director at other companies as well as his extensive experience in dealing with legal, finance and operational matters for a variety of companies.

        Daniel A. Cassella.    Mr. Cassella has served on the Board of Directors since July 2010 and is Chairman of its Audit Committee and a member of its Financing Committee. Mr. Cassella retired in 2000 and since then has been an independent gaming consultant. Previously, Mr. Cassella served as Chief Executive Officer and President of Stratosphere Corporation from 1998 to 2000. Between 1980 and 2000, Mr. Cassella held numerous executive level positions in the casino gaming industry, including as President and Chief Executive Officer of Resorts International in Atlantic City, New Jersey, President and Chief Operating Officer of the Desert Inn in Las Vegas, Nevada, Executive Vice President of the Mirage Casino Resort in Las Vegas, Nevada, and Executive Vice President, Chief Financial Officer, Vice President of Finance and Treasurer at Caesars Palace Hotel and Casino in Las Vegas, Nevada. Mr. Cassella holds a Bachelors of Science in Accounting from Pennsylvania State University. He is also a certified public accountant (inactive). Mr. Cassella's extensive experience in the gaming and lodging industry provides the Board of Directors with valuable insight into the highly regulated casino gaming industry. In addition, Mr. Cassella's previous experience as chief executive officer and chief financial officer of numerous companies in the gaming and lodging industries and his background in accounting provides the Board of Directors with valuable knowledge in dealing with financial and accounting matters, and particularly qualifies him to serve in his role on the Audit Committee.

        Hunter C. Gary.    Mr. Gary has served on the Board of Directors since March 2010, is a member of its Compensation Committee and, since January 2011, has served as a director of Tropicana Entertainment Cayman Holdings Co. Ltd. Since November 2010, Mr. Gary has served as the Senior Vice President of Icahn Enterprises and, since June 2003, Mr. Gary has been employed by Icahn Associates Corp. in various roles, most recently as the Chief Operating Officer of Icahn Sourcing LLC. Prior to joining Icahn Associates Corp., from 1997 to 2002, Mr. Gary worked at Kaufhof Warenhaus AG, a subsidiary of the Metro Group, most recently as a Managing Director. Since June 2007, Mr. Gary has served as a director of WPI. Since October 2007, Mr. Gary has served as a director of Motricity, Inc., or Motricity, a provider of mobile data solutions. Since January 2008, Mr. Gary has served on the board of directors of American Railcar Industries, Inc., or ARI, a manufacturer of railcars. Since September 2011, Mr. Gary has served as a director of XO Holdings. Mr. Gary is married to Mr. Icahn's wife's daughter. Mr. Gary received his Bachelor of Science degree with senior honors from Georgetown University as well as a certificate of executive development from Columbia Graduate School of Business. Mr. Gary has extensive experience dealing with operations and oversight matters for a variety of companies which, in addition to his service on other boards, enables him to advise the Board of Directors on a range of matters.

        Carl C. Icahn.    Mr. Icahn has served on the Board of Directors since March 2010, has been Chairman of the Board of Directors since March 2010 and is Chairman of its Compensation Committee and its Nominating and Governance Committee and is a member of its Investment Committee and its Financing Committee. Mr. Icahn has served as Chairman of the Board of Icahn Enterprises G.P. since 1990. From August 8, 2007 until December 31, 2007, Mr. Icahn served as Chief Executive Officer of Icahn Capital Management and, since January 1, 2008, Mr. Icahn serves as Chief Executive Officer of Icahn Capital LP. Mr. Icahn also serves as Chief Executive Officer of the General Partners. Mr. Icahn served as a director of WPI from October 2005 through December 2011. Since 1984, Mr. Icahn has also served as Chairman of the Board and a director of Starfire Holding Corporation, or Starfire, a privately held holding company. Mr. Icahn was also Chairman of the Board and president of Icahn & Co., Inc., a registered broker-dealer and a member of the National Association of Securities Dealers, from 1968 to 2005. Since 1994, Mr. Icahn has served as chairman of the board and as a director of ARI. From October 1998 through May 2004, Mr. Icahn was the president and a director of Stratosphere Corporation, the owner and operator of the Stratosphere Hotel and Casino in Las Vegas, which, until February 2008, was a subsidiary of Icahn Enterprises. From September 2000 to February 2007, Mr. Icahn served as the chairman of the board of GB Holdings, Inc., which owned an interest in Atlantic Coast Entertainment Holdings, Inc., or Atlantic Coast, the owner and operator of The Sands Hotel and Casino in Atlantic City until November 2006. Mr. Icahn has been chairman of the board and a director of XO Holdings, since February 2006, and of its predecessor from January 2003 to February 2006. From July 1993 to July 2010, Mr. Icahn served as a director of Cadus Corporation, a company engaged in the ownership and licensing of yeast-based drug discovery technologies. From May 2005 through January 2010, Mr. Icahn was a director of Blockbuster Inc., a provider of in-home movie rental and game entertainment. From September 2006 through November 21, 2008, Mr. Icahn was a director of ImClone Systems Incorporated, a biopharmaceutical company, or ImClone, and from October 2006 through November 21, 2008, he was the chairman of the board of ImClone. From August 2007 to September 2009, Mr. Icahn was a director of WCI Communities, Inc., or WCI, a homebuilding company and, from September 2007 through September 3, 2009, was the chairman of the board of WCI. In December 2007, Mr. Icahn became a director of Federal-Mogul and, since January 2008, has been the chairman of the board of Federal-Mogul. From April 2008 through January 21, 2010 Mr. Icahn was a director of Motricity. From August 2008 to October 23, 2009, Mr. Icahn was a director of Yahoo! Inc., an Internet service provider. Mr. Icahn received his B.A. from Princeton University. Mr. Icahn brings to his role as the Chairman of the Board his significant business experience and leadership role as director in various companies as discussed above. In addition, Mr. Icahn is uniquely qualified based on his historical background for creating value in companies across multiple industries. Mr. Icahn has proven to be a successful investor over the past 40 years.

        James L. Nelson.    Mr. Nelson has served on the Board of Directors since March 2010 and is a member of its Audit Committee and its Nominating and Governance Committee. Since June 2001, he has served as a director and member of the audit committee of Icahn Enterprises G.P. Since December 2003, Mr. Nelson has served as a director and member of the audit committee of American Entertainment Properties Corp., an affiliate of Icahn Enterprises. From May 2005 until November 2007, Mr. Nelson served as a director and member of the audit committee of Atlantic Coast. From 1986 until 2009, Mr. Nelson was Chairman and Chief Executive Officer of Eaglescliff Corporation, a specialty investment banking, consulting and wealth management company. From March 1998 through 2003, Mr. Nelson was Chairman and Chief Executive Officer of Orbit Aviation, Inc., a company engaged in the acquisition and completion of Boeing Business Jets for private and corporate clients. From August 1995 until July 1999, Mr. Nelson was Chief Executive Officer and Co-Chairman of Orbitex Management, Inc., a financial services company in the mutual fund sector. From August 1995 until March 2001, he was on the board of Orbitex Financial Services Group, a provider of financial services. From April 2003 through April 2010, Mr. Nelson served as a director and Chairman of the audit committee of Viskase Companies, Inc., a producer of nonedible cellulose casings and nettings. From January 2008 through June 2008, Mr. Nelson served as a director and member of the audit committee of Shuffle Master, Inc., a gaming manufacturing company. From March 2008 until March 2010, Mr. Nelson was a director and served on the audit committee of Pacific Energy Resources Ltd., an energy producer. Since April 2008, Mr. Nelson has served as a director and currently serves as Chairman of the audit committee of the board of directors of Cequel Communications, an owner and operator of a large cable television system. Since April 2010, Mr. Nelson has served as a director and member of the audit committee of Take-Two Interactive Software, Inc., a publisher, developer, and distributor of video games and video game peripherals, a company in which Mr. Icahn has an interest through the ownership of securities. Since June 2011, Mr. Nelson has served as a director and member of the compensation and strategic alternatives committees of Motricity and, since January 2012, Chairman of its Board of Directors. Because of Mr. Nelson's experience as the chief executive officer of multiple companies, as well as his previous service as director of several other publicly reporting companies, including those in the gaming industry, he is able to provide the Board of Directors with the perspective of an experienced executive officer and is able to give insight related to the management and operations of a publicly traded company. In addition, Mr. Nelson's previous experience as an audit committee member provides the Board of Directors with knowledge in dealing with financial and accounting matters, and particularly qualifies him to serve in his role on the Audit Committee.

        Daniel H. Scott.    Mr. Scott has served on the Board of Directors since May 2010 and is a member of its Audit Committee. Mr. Scott has been an independent gaming consultant and strategic advisor since 2001. Mr. Scott served as a director of Galaxy Gaming, Inc., a Las Vegas based public company from December 2009 to April 2012. From 1995 to 1997, Mr. Scott served as Senior Vice President and Chief Financial Officer of MGM Grand Hotel and Casino in Las Vegas, Nevada. From 1983 to 1995, Mr. Scott served as Vice President and Treasurer of Caesars Palace Hotel and Casino in Las Vegas, Nevada. He holds a degree in business administration from the University of Wisconsin. Mr. Scott is also a certified public accountant. Mr. Scott's extensive experience in the gaming and lodging industry provides the Board of Directors with valuable insight into the highly regulated casino gaming industry. In addition, Mr. Scott's experience as a certified public accountant and as an executive and chief financial officer of companies in the gaming and lodging industries provides the Board of Directors with valuable knowledge in dealing with financial and operational matters, and particularly qualifies him to serve in his role on the Audit Committee.

        Anthony P. Rodio.    Mr. Rodio has served as President and Chief Executive Officer of the Company's subsidiary, Tropicana Atlantic City Corp., or Tropicana AC, since May 2011. In November 2011, Mr. Rodio was appointed to the position of President and Chief Operating Officer of the Company, subject to receipt of required regulatory approvals. Mr. Rodio received the regulatory approvals necessary to assume his new titles as President and Chief Operating Officer of the Company in February 2012. Prior to joining the Company, Mr. Rodio served in numerous executive positions in the gaming industry over more than 20 years including serving as General Manager for Penn National Gaming's Hollywood Casino in Lawrenceburg, Indiana from October 2008 through May 2011, President of Colony Capital's AC Hilton and Resorts Atlantic City operations from June 2005 through September 2008, Senior Vice President Finance and later Regional Chief Financial Officer for Harrah's Resort Atlantic City from October 1998 through May 2005, Vice President Finance at Trump Marina from May 1997 through September 1998 and as Vice President Finance for Merv Griffin's Resorts Casino Hotel in Atlantic City between September 1990 and May 1997. Mr. Rodio also serves on the boards of many professional and charitable organizations including Atlantic City Alliance, Atlantic City Tourism Advisory Commission, United Way of Atlantic County, Casino Association of New Jersey and the Lloyd D. Levenson Institute of Gaming Hospitality & Tourism. Mr. Rodio received his Bachelor of Science Degree in Accounting from Rider University and Master of Business Administration degree from Monmouth University. Mr. Rodio's extensive experience in the gaming and lodging industries, including the high-level executive positions he has held and his strategic, operational, financial and leadership abilities, together with the insights he has gained from serving as our President and Chief Operating Officer, will provide the Board of Directors with broad and deep knowledge about our industry, our Company and the markets in which we compete.

Director Independence and Controlled Company Status

        The Board of Directors has determined that Messrs. Cassella, Nelson and Scott are "independent" as that term is defined under the current rules of the NASDAQ Stock Market LLC ("Nasdaq"). In addition, the Board of Directors has determined that Mr. Stephen H. Deckoff, whose term as director concluded in May 2011, was "independent" as that term is defined under Nasdaq's current rules.

        Each of Messrs. Gary and Ninivaggi are employed by and/or otherwise affiliated with Mr. Icahn or entities controlled by Mr. Icahn. Mr. Ninivaggi is our Interim Chief Executive Officer and Mr. Rodio is our President and Chief Operating Officer. Our Board of Directors considered several factors in making the determinations of independence. In particular, as to Mr. Nelson, the directors' analysis included consideration of (i) his current directorships of Icahn Enterprises G.P., American Entertainment Properties Corp. and Take-Two Interactive Software, Inc., which are affiliates of, or investment held by, Mr. Icahn and (ii) his prior directorships of various public and private companies affiliated with Mr. Icahn. As to Mr. Cassella, the directors' analysis included consideration of his past employment as Chief Executive Officer and President of Stratosphere Corporation, which was an affiliate of Mr. Icahn. The Board of Directors did not assign any particular weight or importance to any one of these factors but rather considered them as a whole. After considering all of these factors, our Board of Directors concluded that none of Messrs. Cassella, Nelson or Scott had any relationship that would interfere with their exercise of independent judgment in carrying out the responsibilities of a director, and that each of them satisfied Nasdaq's independence requirements.

        We have made a determination of independence of our directors under Nasdaq's standards solely for purposes of complying with the rules and regulations of the Securities and Exchange Commission ("SEC"). We are not subject to the independence requirements, or any other rule or regulation, of Nasdaq.

        During 2011 and through the date of this Proxy Statement, Mr. Icahn, our principal beneficial stockholder and the chairman of our Board of Directors, controlled more than 50% of the voting power of our Common Stock. See "Security Ownership of Certain Beneficial Owners and Management" below. Consequently, to the extent we were listed on Nasdaq, we would be considered a "controlled company" under applicable Nasdaq rules. Under these rules, a "controlled company" may elect not to comply with certain Nasdaq corporate governance requirements, including requirements that: (i) a majority of the Board of Directors consist of independent directors; (ii) director nominees be selected or recommended for the Board of Director's selection by a majority of the independent directors or by a nominating committee composed solely of independent directors; and (iii) compensation of executive officers be determined or recommended to the Board of Directors by a majority of independent directors or by a compensation committee that is composed entirely of independent directors.

Stockholder Communications

        Stockholders may contact the Board of Directors by writing to them c/o Secretary, Tropicana Entertainment Inc., 3930 Howard Hughes Parkway, 4th Floor, Las Vegas, Nevada 89169. All communications addressed to the Board of Directors will be delivered to the Board of Directors. If stockholders desire, they may contact individual members of the Board of Directors, our independent directors as a group, or a particular committee of the Board of Directors by appropriately addressing their correspondence to the same address. In each case, such correspondence will be delivered to the appropriate director(s).

Board Leadership Structure

        Under our Bylaws, the Board of Directors may designate a Chairman to preside over the meetings of the Board of Directors and meetings of the stockholders and to perform such other duties as may be assigned to him by the Board of Directors. The Company does not have a fixed policy as to whether the Chairman of the Board of Directors should be an independent director and believes that its flexibility to select its Chairman and reorganize its leadership structure from time to time is in the best interests of the Company and its stockholders.

        Presently, the Board of Directors has chosen to separate the roles of Chief Executive Officer and Chairman of the Board of Directors. Mr. Ninivaggi is our Interim Chief Executive Officer and Mr. Icahn is Chairman of the Board of Directors. We believe this structure is optimal for the Company because it allows Mr. Ninivaggi to focus on the day-to-day operation of the business and coordination of the long and near-term operational performance and efforts of the Company in alignment with the strategic guidance and direction offered from the Board of Directors, while allowing Mr. Icahn to focus on leadership of the Board of Directors. Mr. Ninivaggi also serves as a director, an arrangement that the Company believes is effective to ensure that relevant information is made available directly from management to the Board of Directors. This structure optimizes the roles of Chief Executive Officer and Chairman and provides the Company with sound corporate governance practices in the management of its business.

        The Board of Directors has not appointed a lead independent director, however, the Board of Directors maintains effective independent oversight through a number of governance practices, including, open and direct communication with management, input on meeting agendas and annual performance evaluations. In addition, the Audit Committee is comprised entirely of independent directors.

Code of Ethics

        The Company has adopted a Code of Business Conduct and Ethics (the "Code of Ethics") that applies to all of its officers and employees, including our Interim Chief Executive Officer, our President and Chief Operating Officer and our Executive Vice President, Chief Financial Officer and Treasurer (who is also our principal accounting officer).

        Our Code of Ethics may be viewed by visiting our website at www.tropicanacasinos.com. Our Code of Ethics may also be obtained by contacting our Secretary at 3930 Howard Hughes Parkway, 4th Floor, Las Vegas, Nevada 89169. Any amendments to, or grants of any waivers of, a provision of our Code of Ethics that applies to our principal executive officer, principal financial officer, or principal accounting officer that requires disclosure under applicable SEC rules will be disclosed on our website promptly following the date of such amendment or waiver.

Board Meetings and Board Committees

        The full Board of Directors had five meetings in 2011. During 2011, each incumbent director of the Company during their term attended at least 75% of the meetings of the Board of Directors (held during the period for which such person has been a director) and the committees of the Board of Directors on which he served (during the periods that such person served).

        Directors are encouraged, but not required, to attend our annual meetings of stockholders. One of our directors attended our 2011 Annual Meeting of Stockholders.

        The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating and Governance Committee. The Board of Directors has adopted a written charter for each of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. Copies of each of these charters are publicly available on our web site, http://www.tropicanacasinos.com. Printed copies of these documents are also available upon written request to Secretary, Tropicana Entertainment Inc., 3930 Howard Hughes Parkway, 4th Floor, Las Vegas, Nevada 89169.

Audit Committee

        The Audit Committee of the Board of Directors is currently chaired by Mr. Cassella and consists of Messrs. Cassella, Nelson and Scott. Among its functions, which are specified in its charter, the Audit Committee is responsible for:

  •
  selecting, evaluating and overseeing the Company's auditors;

  •
  evaluating the independence of the Company's independent auditors;

  •
  approving the independent auditor's annual engagement letter and all audit and permitted non-audit services;

  •
  reviewing with the Company's independent auditors their annual audit plan and monitoring the progress and results of such plan;

  •
  reviewing the adequacy of the Company's accounting and internal control policies and procedures;

  •
  overseeing the Company's compliance with legal and regulatory requirements; and

  •
  overseeing the Company's compliance program and compliance committee (the "Compliance Committee") and additional risk oversight.

        The Board of Directors has designated each of Messrs. Cassella and Scott as an "audit committee financial expert" within the meaning of the rules of the SEC. The Board of Directors has determined that each of Messrs. Cassella, Nelson and Scott are "independent" as that term is defined under applicable rules of the SEC and current Nasdaq rules. The Audit Committee met six times in 2011. In carrying out its purposes and responsibilities, the Audit Committee has the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors.

Compensation Committee

        The Compensation Committee of the Board of Directors is currently chaired by Mr. Icahn and consists of Messrs. Icahn and Gary. The Board has determined that Messrs. Icahn and Gary are not "independent" as that term is defined under current Nasdaq rules. As described above, the compensation of our executive officers is not required to be determined or recommended to the Board of Directors by a majority of independent directors or by a compensation committee that is composed entirely of independent directors. Among its functions, which are specified in its charter, the responsibility of the Compensation Committee includes:

  •
  reviewing and approving all compensation arrangements for each executive officer and certain other employees, including each named executive officer;

  •
  overseeing, administering and approving the grants and terms of any incentive, stock or other equity-based compensation plan; and

  •
  reviewing and providing recommendations to the Board of Directors regarding compensation paid to any member of the Board of Directors.

        The Compensation Committee met four times in 2011. The Compensation Committee may, to the extent permitted by applicable laws and regulations, form and delegate any of its responsibilities to a subcommittee when it deems appropriate. In carrying out its purposes and responsibilities, the Compensation Committee has authority to retain any independent consultant, accountant, legal counselor or other advisor on matters of employment, executive compensation, employee benefits or such other areas of expertise as the Compensation Committee deems necessary. For a discussion of our executive compensation practices and the role of the Compensation Committee in compensation matters, see "Executive Compensation—Compensation Discussion and Analysis" below.

Nominating and Governance Committee

        The Nominating and Governance Committee of the Board of Directors is currently chaired by Mr. Icahn and consists of Messrs. Icahn, Nelson and Ninivaggi. The Board of Directors has determined that Messrs. Icahn and Ninivaggi are not "independent", and that Mr. Nelson is "independent," as that term is defined under current Nasdaq rules. As described above, our director nominees are not required to be selected or recommended for the Board of Director's selection by a majority of the independent directors or by a nominating committee composed solely of independent directors. Among its functions, which are specified in its charter, the responsibility of the Nominating and Governance Committee includes:

  •
  establishing procedures for the selection of directors;

  •
  identifying, evaluating and recommending to the Board of Directors candidates for election or re-election as directors;

  •
  recommending to the Board of Directors candidates to fill vacancies on the Board of Directors;

  •
  in consultation with the Chairman of the Board of Directors and the Chief Executive Officer of the Company, developing and recommending to the Board of Directors a set of corporate governance guidelines and principles; and

  •
  ensuring that management is evaluated regularly, either by the Nominating and Governance Committee, by another committee of the Board of Directors or by the directors.

        The Nominating and Governance Committee held one meeting in 2011.

        The Nominating and Governance Committee's policy is to identify potential nominees based on suggestions from the Company's Chief Executive Officer, members of the Nominating and Governance Committee, other members of the Board, other executive officers, stockholders, outside search firms and other consultants retained by the Nominating and Governance Committee, if any, and by other means, and to evaluate such persons as a committee. In addition, from time to time, the Board of Directors may determine that it requires a director with a particular expertise or qualification and will actively recruit such a candidate.

        The Nominating and Governance Committee will consider recommendations for nomination of directors from the Company's stockholders in the same manner as nominees recommended by other sources. Stockholders wishing to bring a nomination for a director candidate at a stockholders meeting must give written notice to the Company's Secretary. In order to be considered timely, a stockholder's notice to the Secretary shall be delivered to or mailed and received at the principal executive office of the Company not less than sixty (60) nor more than ninety (90) days prior to the date of the first anniversary of the previous year's annual meeting; provided, however, that in the event the annual meeting is scheduled to be held on a date more than thirty (30) days prior to or delayed by more than 60 days after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the later of the 60th day prior to the annual meeting and the

10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made.

        In addition to information regarding the nominating stockholder as set forth in the Bylaws, such stockholder's notice shall set forth as to each individual whom the stockholder proposes to nominate for election or reelection as a director:

  •
  the name, age, business address and residence address of such individual,

  •
  the class, series and number of any shares of stock of the Company that are beneficially owned by such individual,

  •
  the date such shares were acquired and the investment intent of such acquisition,

  •
  whether such stockholder believes any such individual is, or is not, "independent" as set forth in the requirements established by any stock market on which the Company's securities may be listed or, if the Company's securities are not listed on any stock market, as set forth in the requirements established by Nasdaq (solely for purposes of complying with the rules and regulations of the SEC), and information regarding such individual that is sufficient, in the discretion of the Board of Directors or any committee thereof or any authorized officer of the Company, to make either such determination, and

  •
  all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder.

        Any such submission must be accompanied by the written consent of the individual whom the stockholder proposes to nominate to (i) being named in the proxy statement as a nominee, (ii) serving as a director if elected and (iii) complying with all applicable gaming laws and regulations required of directors of the Company. The Company will forward all properly submitted nominations to the Nominating and Governance Committee for consideration. The Nominating and Governance Committee may, but will not be required to, consider nominations not properly submitted in accordance with this policy. The Nominating and Governance Committee may request further information and documentation from any proposed nominee or from any stockholder proposing a nominee. All nominees properly submitted to the Company (or which the Nominating and Governance Committee otherwise elects to consider) will be evaluated and considered by members of the Nominating and Governance Committee using the same criteria as nominees identified by the Nominating and Governance Committee itself.

The Board's Role in Risk Oversight

        The Board of Directors has an active role in overseeing and monitoring the Company's areas of risk. While the full Board of Directors has overall responsibility for risk oversight, the Board of Directors has assigned certain areas of risk primarily to designated committees, which report back to the full Board of Directors. The Board of Directors regularly reviews information regarding the Company's risks relating to political, regulatory, construction, operations, succession planning, catastrophic events and general financial conditions. The Audit Committee is primarily responsible for the oversight of credit, related party, construction and general financial risks and oversees the Compliance Committee, a regulatory compliance committee comprised of two members of the Company's senior management and one independent member. The Compliance Committee primarily oversees risks relating to regulatory, security and political compliance. The Compensation Committee is primarily responsible for monitoring risks relating to the Company's compensation policies and practices to determine whether they create risks that may have a material adverse effect on the

Company. The Board of Directors, in consultation with management and the Company's outside auditors, has identified specific areas of risk including: regulatory compliance, legislative and political conditions, capital availability, liquidity and general financial conditions, gaming credit extension and collection, construction, catastrophic events and succession planning.

        Throughout the year, the Board of Directors and the relevant committees receive reports from management that include information regarding major risks and exposures facing the Company and the steps management has taken to monitor and control such risks and exposures. In addition, throughout the year, the Board of Directors and the relevant committees dedicate a portion of their meetings to review and discuss specific risk topics in greater detail.

        The Company believes that the extent of its Board of Directors' (and its committees') role in risk oversight complements its Board of Directors' leadership structure because it allows the Company's independent directors, through the Audit Committee, to exercise oversight of risk without any conflict that might discourage critical review.

Director Compensation

2011 DIRECTOR COMPENSATION

        The following table discloses the compensation for each non-employee director who served on our Board of Directors during the year ended December 31, 2011.

Name	Fees Earned or Paid in Cash ($)	Total ($)
Daniel A. Cassella	50,000	50,000
Daniel A. Ninivaggi	—	—
Hunter C. Gary	—	—
Carl C. Icahn	—	—
James L. Nelson	—	—
Daniel H. Scott	50,000	50,000
Stephen H. Deckoff(1)	—	—

(1)
Mr. Deckoff served on our Board of Directors until May 2011 and did not stand for re-election at the Company's 2011 Annual Meeting of Stockholders. Mr. Deckoff did not receive any compensation for serving on our Board of Directors during 2011.

  Discussion of 2011 Director Compensation Table

        Each independent director of our Board of Directors other than Mr. Nelson was entitled to an annual fee of $50,000 (including service on certain committees of the Board of Directors). The Company does not pay director fees for directors associated with our stockholders. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each Board of Directors and committee meeting.

Compensation Committee Interlocks and Insider Participation

        Messrs. Icahn and Gary served on the Compensation Committee in 2011. None of the members of the Compensation Committee was an officer or employee or former officer or employee of the Company or its subsidiaries. None of the Company's executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function or, in the absence of any such committee, the board) of any other entity, one of whose executive officers served as a director of the Company or as a member of the Company's Compensation Committee during 2011. For a description of certain related party transactions relating to Mr. Icahn, see "Transactions with Related Persons, Promoters and Certain Control Persons."

Executive Officers

        Executive officers are elected annually by the Board of Directors and serve at the discretion of the Board of Directors, subject to rights, if any, under contracts of employment. See "Executive Compensation—Compensation Discussion and Analysis" below. Set forth below are the names, ages, position or positions, and biographical information of our executive officers:

Name	Age	Position
Daniel A. Ninivaggi	47	Director, Interim Chief Executive Officer
Anthony P. Rodio	53	President and Chief Operating Officer
Lance J. Millage	43	Executive Vice President, Chief Financial Officer and Treasurer
William C. Murtha	56	Senior Vice President, General Counsel and Secretary

        For biographical information for Messrs. Ninivaggi and Rodio, see "—Information Regarding the Director Nominees" above.

        Lance J. Millage.    Mr. Millage served as our Executive Vice President, Chief Financial Officer and Secretary from February 2011 through November 2011 and, since November 2011, has served as our Executive Vice President, Chief Financial Officer and Treasurer. Mr. Millage was originally appointed to the position of our Treasurer in November 2009. From November 2009 to February 2011, Mr. Millage served as our Senior Vice President, Finance. Mr. Millage served as Senior Vice President, Finance and Treasurer at Tropicana Entertainment Holdings, LLC, a predecessor of the Company, from November 2009 through March 8, 2010. Prior to accepting his position with Tropicana Entertainment Holdings, LLC, Mr. Millage was with Resorts International Holdings, LLC, a company that strategically purchases and resells casino properties, since 2005 as the Senior Vice President and Corporate Controller and prior to that the Assistant General Manager and CFO for their Resorts East Chicago property, where he oversaw the operations of the company. Prior to that Mr. Millage was the Managing Director of Casino Operations for the Nevada region for Hyatt Gaming Services from 2004 to 2005, where he directed and coordinated gaming operations. Mr. Millage has over 20 years of experience in the casino and hospitality industry with Resorts International Holdings, LLC, Hyatt Gaming Services and Harrah's Entertainment serving in key financial positions combined with general management responsibilities. Mr. Millage graduated from the University of Missouri—St. Louis with a Bachelor of Science in Accounting.

        William C. Murtha.    Mr. Murtha joined the Company in September 2011 as Corporate Counsel and has served as our Senior Vice President, General Counsel and Secretary since November 2011. Mr. Murtha has over 25 years of experience in the casino and resort hospitality industry, having worked in a legal capacity for a number of gaming companies. Prior to joining Tropicana, Mr. Murtha was Senior Vice President and Corporate Counsel for Kerzner International from 1997 to 2009, Vice President and General Counsel for Resorts International Hotel, Inc. from 1994 to 1997, Vice President and General Counsel for the Casino Association of New Jersey from 1990 to 1993 and Assistant Corporate Counsel for Resorts International, Inc. from 1986 to 1990. Mr. Murtha also served on the

Board of Trustees for the International Association of Gaming Advisors from 2002 to 2010. Mr. Murtha received his Bachelor of Arts degree in Political Science from Rutgers University in 1977 and his Juris Doctorate degree from Seton Hall University School of Law in 1984.

Section 16(a) Beneficial Ownership Reporting Compliance

        Pursuant to Section 16(a) of the Exchange Act, the Company's directors and executive officers, and any persons holding 10% or more of its Common Stock, are required to report their beneficial ownership and any changes therein to the SEC and the Company. Based solely upon a review of reports filed by such persons, the Company believes that each of its directors, executive officers and any persons holding 10% or more of its Common Stock complied with all Section 16(a) filing requirements applicable to them during the fiscal year ended December 31, 2011, with the exception of Mr. Rodio becoming a reporting person on February 16, 2012, which was reported to the SEC on April 3, 2012 .

Security Ownership of Certain Beneficial Owners and Management

        The following table shows the beneficial ownership of our Common Stock as of April 1, 2012 (unless otherwise noted) of each person who we know beneficially owns more than 5% of our Common Stock, our directors and named executive officers (as that term is used below under "Executive Compensation"), and all of our directors and executive officers as a group.

        Beneficial ownership, which is determined in accordance with the rules and regulations of the SEC, means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of our Common Stock. The percentage of our Common Stock beneficially owned by a person assumes that the person has exercised all options, and converted all convertible securities, the person holds that are exercisable or convertible within 60 days of as of April 1, 2012, and that no other persons exercised any of their options or converted any of their convertible securities. Except as otherwise indicated in the footnotes to the table or in cases where community property laws apply, we believe that each person identified in the table possesses sole voting and investment power over all shares of Common Stock shown as beneficially owned by the person.

        Except as otherwise indicated, the business address for each of the following persons is 3930 Howard Hughes Parkway, 4th Floor, Las Vegas, NV 89169.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent(1)
Funds under the management of Ares Management LLC(2)	1,643,550.76	6.25%
Icahn Enterprises Holdings L.P.(3)	17,129,659	65.10%
Daniel A. Cassella	—	0%
Hunter C. Gary	—	0%
Carl C. Icahn(3)	17,129,659	65.10%
Lance J. Millage	—	0%
William C. Murtha	—	0%
James L. Nelson	—	0%
Daniel A. Ninivaggi	—	0%
Daniel H. Scott		0%
Anthony P. Rodio	—	0%
All directors and executive officers as a group (12 persons)	17,129,659	65.10%

*
Less than one percent.

(1)
Based on 26,312,500 shares of Common Stock outstanding as of April 1, 2012.

(2)
Ares Management LLC ("Ares Management") directly or indirectly manages certain investment vehicles that hold in the aggregate 1,643,550.76 shares of our Common Stock. No single one of such investment vehicles beneficially owns five percent or more of our Common Stock. Ares Management is indirectly controlled by Ares Partners Management Company LLC ("APMC"). APMC is managed by an executive committee comprised of Messrs. Michael Arougheti, David Kaplan, Gregory Margolies, Antony Ressler and Bennett Rosenthal. Each of the members of the executive committee, and Ares Management and the partners, members, employees and managers of Ares Management disclaims beneficial ownership of our Common Stock, except to the extent of such person's pecuniary interest therein. Each of the members of the executive committee, the Ares Entities (as such term is defined in the Ares 13G)(other than each Ares Recordholder (as such term is defined in the Ares 13G) with respect to the Common Stock owned by it) and the directors, officers, partners, stockholders, members and managers of the Ares Entities expressly disclaims beneficial ownership of any shares of Common Stock, except to the extent of any pecuniary interest therein. The address for Ares Management and the investment vehicles that hold the shares of our Common Stock is 2000 Avenue of the Stars, 12th Floor, Los Angeles, CA 90067. Information for the persons listed above is based on information contained in a Schedule 13G filing made by such persons with the SEC on February 10, 2012 (the "Ares 13G").

(3)
Icahn Enterprises Holdings L.P. ("Icahn Enterprises Holdings") directly beneficially owns 17,129,659 shares of our Common Stock. Beckton Corp. ("Beckton") is the sole stockholder of Icahn Enterprises G.P., which is the general partner of Icahn Enterprises Holdings. Carl C. Icahn is the sole stockholder of Beckton. As such, Mr. Icahn is in a position indirectly to determine the investment and voting decisions made by each of Icahn Enterprises Holdings, Icahn Enterprises G.P. and Beckton. In addition, Mr. Icahn is the indirect holder of approximately 93% of the outstanding depositary units representing limited partnership interests in Icahn Enterprises L.P. ("Icahn Enterprises"). Icahn Enterprises G.P. is the general partner of Icahn Enterprises, which is the sole limited partner of Icahn Enterprises Holdings. Icahn Enterprises Holdings has sole voting power and sole dispositive power with regard to 17,129,659 shares of our Common Stock. Each of Icahn Enterprises G.P., Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to all such shares. Each of Icahn Enterprises G.P., Beckton and Mr. Icahn, by virtue of their relationships to Icahn Enterprises Holdings (as disclosed above), may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Exchange Act) the shares that Icahn Enterprises Holdings directly beneficially owns. Each of Icahn Enterprises G.P., Beckton and Mr. Icahn disclaims beneficial ownership of such shares for all other purposes. The address for Mr. Icahn is c/o Icahn Associates Corp., 767 Fifth Avenue, Suite 4700, New York, New York 10153. The address for Icahn Enterprises Holdings, Icahn Enterprises G.P. and Beckton is 445 Hamilton Avenue, Suite 1210, White Plains, New York 10601. Information for the persons listed above is based on information contained in the most recent Schedule 13D/13G filings and other filings made by such persons with the SEC as well as other information made available to us.

Compensation Policies and Practices As They Relate to the Company's Risk Management

        The Company believes that its compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on the Company.

Transactions with Related Persons, Promoters and Certain Control Persons

        The Company's Code of Ethics requires that the Company obtain the approval of the Audit Committee before entering into any contract or other arrangement on behalf of the Company that constitutes a "related-party" transaction (as defined in Item 404 of Regulation S-K promulgated by the SEC). Such transactions are brought to the attention of the Audit Committee by management or the affected related person. In its review and determination, the Audit Committee considers all relevant facts and circumstances, such as the business interest of the Company in such transaction, the benefits to the Company of the transaction, whether the terms of the transaction are no less favorable than those available with unrelated third parties and the nature of the related party's interest in such transaction.

        Other than the transactions described below, for the last fiscal year there has not been, nor is there currently proposed, any transaction, as defined by the SEC:

  •
  to which we are or will be a participant;

  •
  in which the amount involved exceeded or will exceed $120,000; and

  •
  in which any related person, as defined by the SEC, had or will have a direct or indirect material interest.

        We believe that each of the transactions described below is on terms no less favorable to us than could have been obtained from unaffiliated third parties.

Exit Loan Facility

        During 2011, the Company had outstanding a credit facility, which consisted of a $130 million senior secured term loan credit facility and a $20 million senior secured revolving credit facility (the "Exit Loan Facility"), among the Company, as borrower, the lenders from time to time party thereto and Icahn Agency Services LLC, as administrative agent and collateral agent (the "Administrative Agent"). An entity affiliated with Mr. Icahn, the chairman of the Company's board of directors and, through Icahn Enterprises, its principal beneficial stockholder, was a lender under the Exit Loan Facility and, because it held more than 50% of the loans extended under the Exit Loan Facility, constituted the "Required Lenders" under the Exit Loan Facility. In addition, the Administrative Agent is an entity affiliated with Mr. Icahn.

        On December 19, 2011, the Company made an optional prepayment totaling $26.3 million under the Exit Loan Facility. The total amount prepaid comprised $25.0 million in repaid principal, plus accrued and unpaid interest thereon and the applicable Prepayment Premium (as such term is defined in the Exit Loan Facility). In connection with the prepayment and pursuant to a waiver letter agreement (the "Waiver Letter") dated as of December 15, 2011, by and among the Company, the Administrative Agent and the Required Lenders (as such term is defined in the Exit Loan Facility), the Required Lenders waived the requirement under the Exit Loan Facility that, prior to any optional prepayment of Term Loans thereunder, the Revolving Commitments shall have been terminated or reduced to zero (as such terms are defined in the Credit Agreement). The terms of the prepayment and the Waiver Letter were approved by the Company's audit committee.

        On March 16, 2012, we entered into (i) a senior secured first lien term loan facility in an aggregate principal amount of $175 million (the "New Term Loan Facility") pursuant to that certain Credit Agreement, by and among the Company, the lenders party thereto from time to time, UBS AG, Stamford Branch, as administrative agent and collateral agent, and UBS Securities LLC, as Sole Bookrunner and Sole Lead Arranger and (ii) a cash collateralized letter of credit facility in a maximum aggregate amount of $15 million (the "Letter of Credit Facility" and, together with the New Term Loan

Facility, the "Credit Facilities") pursuant to that certain Reimbursement Agreement, by and between the Company and UBS AG, Stamford Branch, as issuing bank.

        A portion of the net proceeds from the Credit Facilities was used to repay in full the amounts outstanding under the Exit Loan Facility, which Exit Loan Facility was terminated effective as of March 16, 2012. The total amount repaid comprised approximately $107.7 million in repaid principal, accrued and unpaid interest thereon and the applicable Prepayment Premium (as such term is defined in the Exit Loan Facility) and other transaction fees. The Credit Facilities were unanimously approved by a special committee comprised of independent directors of the Company's Board of Directors.

Icahn Sourcing LLC

        Icahn Sourcing LLC, or Icahn Sourcing, is an entity formed and controlled by Mr. Icahn, our Chairman and controlling stockholder, in order to maximize the potential buying power of a group of entities with which Mr. Icahn has a relationship in negotiating with a wide range of suppliers of goods, services and tangible and intangible property. We are a member of the buying group and, as such, are afforded the opportunity to purchase goods, services and property from vendors with whom Icahn Sourcing has negotiated rates and terms. Icahn Sourcing does not guarantee that we will purchase any goods, services or property from any such vendors, and we are under no obligation to do so. We do not pay Icahn Sourcing any fees or other amounts with respect to the buying group arrangement. We have purchased a variety of goods and services as members of the buying group at prices and on terms that we believe are more favorable than those which would be achieved on a stand-alone basis.

XO Communications Services, Inc.

        On May 21, 2010, Tropicana AC entered into a service order agreement with XO Communications Services, Inc. and its affiliates (collectively, "XO Services") with respect to support and maintenance services for Tropicana AC's current private branch telephone exchange system. Mr. Icahn, our Chairman and controlling stockholder, is chairman and controlling stockholder of XO Holdings, Inc., XO Services' parent company. In exchange for these services, we paid XO Services monthly fees of $13,000 through July, 2011, after which the monthly fees were reduced to $8,000 and have continued on a month-to-month basis. In addition, on July 13, 2010, we entered into a service order agreement with XO Services with respect to support and maintenance services for certain of our properties' current private branch telephone exchange systems. In exchange for these services, we will pay XO Services monthly fees of $3,500 for a term of three years. From time to time, we may enter into additional agreements with XO Services with respect to support and maintenance of private branch telephone exchange systems and voice over internet protocol systems.

WestPoint Home, Inc.

        From time to time, we and certain of our subsidiaries purchase sheets, towels and other products from WestPoint Home, Inc., or WPI, on a purchase order basis. In 2011, we and our subsidiaries purchased approximately $182,000 in the aggregate from WPI.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

  Background

        We formed to acquire certain assets of Tropicana Entertainment Holdings, LLC ("TEH") and certain of its subsidiaries pursuant to their plan of reorganization under Chapter 11 of Title 11 of the United States Code (the "Plan"). We also acquired certain other entities, all of which were part of the same plan of reorganization as TEH (collectively, the "Predecessors"). In addition, we acquired certain assets of Adamar of New Jersey, Inc. ("Adamar"), an unconsolidated subsidiary of TEH, including Tropicana AC. On May 5, 2008, the Predecessors filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. The reorganization of the Predecessors and the acquisition of Tropicana AC were consummated and became effective on March 8, 2010 (the "Effective Date"), at which time we acquired certain assets of Adamar and several of the Predecessors' gaming properties and related assets. Prior to the Effective Date, we conducted no business, other than in connection with the reorganization of the Predecessors and the acquisition of Tropicana AC, and had no material assets or liabilities.

        Because we commenced operations on the Effective Date, we do not have a history of executive officer compensation practices for preceding fiscal years. Until the Effective Date, our employees and executive officers did not receive any compensation from us. On the Effective Date, the employees of TEH became our employees and our employees and executive officers began to receive the compensation from us which they had previously received as employees or executive officers of TEH, respectively.

        The Compensation Committee oversees our executive compensation programs. As noted previously in this Proxy Statement, the compensation of our executive officers is not required to be determined or recommended to the Board of Directors by a majority of independent directors or by a compensation committee that is composed entirely of independent directors. The current members of the Compensation Committee are Messrs. Icahn and Gary. Mr. Icahn is our Chairman and principal beneficial stockholder and Mr. Gary is an employee of companies affiliated with Mr. Icahn. The Compensation Committee may, at its discretion, consult with our Interim Chief Executive Officer and, in certain circumstances, other executive officers, regarding compensation matters, as described further below under the heading "Overview of Compensation Committee—Role of the Interim Chief Executive Officer".

        The Company's management and the Compensation Committee believe that an executive's total compensation package should attract and retain key leadership to the Company and motivate those leaders to perform in the interest of promoting the Company's sustainable profitable growth in order to create value and satisfaction for our stockholders, customers, and employees.

        Our Compensation Discussion and Analysis provides an overview and analysis of our compensation programs, the compensation decisions we have made under those programs and the factors we considered in making those decisions. Later in this section, under the heading "Summary Compensation Table," we include specific information about the compensation earned by the following individuals, whom we refer to as our "named executive officers":

  •
  Daniel A. Ninivaggi, who has been our Interim Chief Executive Officer since January 2011 and who served as our Interim President from January 2011 until February 2012;

  •
  Anthony P. Rodio, who has been our President and Chief Operating Officer since February 2012 and has served as the President and Chief Executive Officer of Tropicana AC since May 2011; and

  •
  Lance J. Millage, who has been one of our executive officers since the Effective Date, serving in various roles, and is currently our Executive Vice President, Chief Financial Officer and Treasurer.

        Our current executive officers are Messrs. Ninivaggi, Rodio, Millage and Murtha. Our "named executive officers" are determined in accordance with SEC rules and this Compensation Discussion and Analysis, the Summary Compensation Table and accompanying disclosure below address historical compensation paid to our "named executive officers" in accordance with such rules.

        This discussion is intended to help you understand the compensation information presented in tabular form below and to put that information into the context of our overall compensation program.

Compensation Philosophy

        Because we commenced operations on the Effective Date, we do not have a historical compensation philosophy that is reflected by a long-term compensation program. Our current compensation structure was originally designed to attract and retain our named executive officers in connection with our successful emergence from the reorganization of the Predecessors and the acquisition of Tropicana AC. It is the intent of our Compensation Committee to continue to design and put in place a comprehensive program of compensation and benefits that will reward our named executive officers for both their current and their long-term contributions to the Company and the Company's present and future performance. Our current levels of cash compensation for our named executive officers are intended to be competitive with other similarly sized and situated casino hotel companies. We seek to provide compensation that is commensurate with performance and calibrate incentive opportunities to generate less-than median awards when goals are not fully achieved and greater-than-median awards when performance goals are exceeded.

Compensation Program Design

        We are considering a number of compensation and benefit programs for the named executive officers that may be implemented in the future in order to ensure that the total compensation paid to our named executive officers going forward is reasonable, competitive and consistent with market practice and the goals of delivering results to our stockholders, incentivizing both short and long-term performance and aligning the interests of our executives with those of our stockholders. The compensation structure inherited from TEH is not necessarily indicative of how we will compensate our executive officers as we continue to develop and implement our compensation policies and processes.

Overview of Compensation Committee

        Our Compensation Committee is responsible for, among other things, overseeing our executive compensation and benefit programs, establishing the base salary, incentive compensation, equity awards, as applicable, and any other compensation for named executive officers, including our Interim Chief Executive Officer, and reviewing and approving the Interim Chief Executive Officer's recommendations for the compensation of certain named executive officers reporting to him. The Compensation Committee's intent is that the total compensation paid to our named executive officers is reasonable, competitive and consistent with market practice and the goal of delivering results to our stockholders.

        Role of the Interim Chief Executive Officer.    It is expected that the Compensation Committee will consider the recommendations of the Interim Chief Executive Officer regarding setting named executive officers' performance objectives, evaluating the actual performance of each named executive officer against those objectives through the performance review process and recommending appropriate salary and incentive awards through the compensation review process. The Interim Chief Executive Officer participates in Compensation Committee meetings at the request of the Compensation

Committee. Other members of our management team as well as certain advisors may attend Compensation Committee meetings at the request of the Compensation Committee.

        Role of Compensation Consultants.    Neither the Compensation Committee nor Company management used an outside compensation consultant to determine or recommend the amount or form of executive or director compensation during 2011.

Results of Stockholder Advisory Votes on Executive Compensation.

        In reviewing our 2011 compensation decisions and policies, our Compensation Committee considered the results of our stockholders' advisory vote to approve our executive compensation, which was conducted at our annual meeting of stockholders in May 2011. In the proxy statement provided to stockholders in connection with our 2011 annual meeting, the Board of Directors recommended that stockholders vote in favor of this proposal. The affirmative vote of the majority in voting power of shares present in person or represented by proxy at the 2011 annual meeting and entitled to vote thereon was required for advisory approval of this proposal. Over 97% of such shares were voted to approve, on an advisory basis, our executive compensation, and zero were voted against approval. Our Compensation Committee considered this vote as supportive of our compensation decisions and policies.

        Further, our Compensation Committee considered the results of our stockholders' advisory vote on whether future advisory votes to approve our executive compensation should occur every one, two or three years. In the proxy statement provided to stockholders in connection with our 2011 annual meeting, the Board of Directors recommended that the stockholders vote in favor of an annual vote on this proposal. The affirmative vote of the majority in voting power of shares present in person or represented by proxy at the 2011 annual meeting and entitled to vote thereon was required for advisory approval of this proposal. Over 97% of such shares were voted to approve, on an advisory basis, the holding of an advisory vote on executive compensation on an annual basis. Our Compensation Committee considered this vote as supportive of our recommendation and continues to believe that an annual advisory vote to approve our executive compensation is appropriate.

Compensation of Interim Chief Executive Officer

        Mr. Ninivaggi, our Interim Chief Executive Officer and a member of our Board of Directors, is employed by and/or otherwise affiliated with Mr. Icahn or entities controlled by Mr. Icahn. Such roles include his service as the Principal Executive Officer of Icahn Enterprises, an entity controlled by Mr. Icahn and through which Mr. Icahn owns a controlling stake in us. At the request of our Board of Directors and while we continue to focus on strengthening our management team, Mr. Ninivaggi served as our Interim President from January 2011 through February 2012 (at which time Mr. Rodio was appointed as our President and Chief Operating Officer), and has served as our Interim Chief Executive Officer since January 2011. Mr. Ninivaggi does not receive any compensation from us in connection with his role as our Interim Chief Executive Officer, nor did he receive any compensation from us in his prior role as our Interim President. Accordingly, the discussion below regarding the components of our executive compensation addresses the compensation of our "named executive officers" other than Mr. Ninivaggi.

2011 Executive Compensation Components

        Set forth below is a discussion of the individual components of our fiscal 2011 compensation program for our named executive officers to promote our pay-for-performance philosophy and compensation goals and objectives.

        Base Salary.    We provided our named executive officers with a base salary which we believe was competitive and that corresponded and fairly related to their status and accomplishments, both professionally and within the industry. Individual base salaries were established based on the named executive officers' historical performance and anticipated future contribution to us. Salaries are reviewed annually and adjusted from time to time to recognize individual performance, promotions, competitive compensation levels and other subjective factors.

        Annual Cash Incentive Compensation.    Historically, our named executive officers have been offered annual incentive awards in the form of cash performance bonuses to encourage and reward achievement of our business goals and attract and retain executives. Year-end bonuses are usually determined after the end of our fiscal year and are based on an assessment of the executive officer's achievement of certain individual performance goals and the achievement of certain operating, financial and other corporate goals. During 2011, we did not maintain a formal annual incentive plan. However, the Compensation Committee awarded discretionary cash incentive payments based on individual, corporate and property-level performance, based on recommendations of our Interim Chief Executive Officer.

        Long-Term Incentive Compensation; Equity Incentive Compensation.    We do not currently offer long-term incentive compensation or equity incentive compensation to our named executive officers. However, as we develop the compensation and benefit programs for the named executive officers that we expect to be implemented in the future, we may consider offering additional long-term incentive and performance-based incentive compensation to our named executive officers, which may include an equity incentive compensation component.

        Pension; 401(k) Plan Benefits.    The Company offers a defined contribution 401(k) plan, which covers substantially all employees who are not covered by a collective bargaining agreement and who satisfy certain age and length of service requirements. Plan participants can elect to defer before-tax compensation through payroll deductions. Such deferrals are regulated under Section 401(k) of the Internal Revenue Code. The plan allows for an employer contribution up to 50% of the first 3% of each participating employee's compensation, with the exception of Tropicana AC which allows for an employer contribution up to 50% of the employees contributions that are based on up to 6% of the employee's before-tax earnings. TEH elected to suspend the employer contribution effective May 1, 2009 with the exception of Casino Aztar Evansville. In September 2010, the Company suspended the employer contributions at Tropicana AC. The Company does not sponsor a defined benefit plan. We do not currently offer guaranteed retirement, pension benefits or other significant perquisite benefits to our named executive officers.

        Nonqualified Deferred Compensation Arrangements.    We do not currently offer a nonqualified deferred compensation plan or program for the benefit of our named executive officers.

Compensation Committee Report

        The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis with the Company's management and, based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Proxy Statement.

  Compensation Committee
  Carl C. Icahn
  Hunter C. Gary

 SUMMARY COMPENSATION TABLE

        The following table sets forth information regarding compensation earned by our named executive officers for the fiscal years ended December 31, 2011, 2010 and 2009.

Name and Principal Position	Year	Salary ($)(a)	Bonus ($)(a)		Non-Equity Incentive Plan Compensation ($)(a)(b)	All Other Compensation ($)(c)	Total ($)
Daniel A. Ninivaggi(d)	2011	—	—		—	—	—
Interim Chief Executive Officer
Anthony P. Rodio(e)	2011	207,696	25,000	(f)	100,000	25,170	357,866
President and Chief Operating Officer
Lance J. Millage(g)	2011	340,000	—		120,000	6,929	466,929
Executive Vice President, Chief	2010	300,000	—		120,000	5,819	425,819
Financial Officer and Treasurer	2009	27,692	—		15,000	—	42,692

(a)
Amounts shown are the salary, bonus and non-equity incentive plan compensation amounts earned for each fiscal year without consideration as to the year of payment.

(b)
Represents awards of annual cash incentive compensation.

(c)
Represent payments for accrued vacation time and the taxable income related to payment of premiums for group term life insurance in excess of $50,000 and, for Mr. Rodio, approximately $24,757 in relocation expenses paid by the Company.

(d)
Mr. Ninivaggi joined the Company in January 2011.

(e)
Mr. Rodio began his employment with our subsidiary, Tropicana AC, in May 2011 as its President and Chief Executive Officer. In November 2011, Mr. Rodio was appointed to the position of President and Chief Operating Officer of the Company, subject to receipt of required regulatory approvals. Mr. Rodio received the regulatory approvals necessary to assume his new titles as President and Chief Operating Officer of the Company in February 2012. In 2011, Mr. Rodio's base salary was $360,000 on an annualized basis.

(f)
Represents a cash signing bonus.

(g)
Mr. Millage was compensated by TEH prior to the Effective Date. The Company began to compensate Mr. Millage on the Effective Date.

Employment Agreements

        The Company does not currently have any employment agreements with any of its named executive officers.

Grants of Plan-Based Awards

        The Company had no equity or non-equity incentive plans as of December 31, 2011 and did not grant any stock or option awards in 2011.

Outstanding Equity Awards at Fiscal Year-End

        The Company had no outstanding equity awards as of December 31, 2011.

Option Exercises and Stock Vested

        The Company had no option exercises or stock vested during the year ended December 31, 2011.

Pension Benefits

        The Company had no defined benefit plan or supplemental executive retirement plan as of December 31, 2011.

Nonqualified Deferred Compensation

        The Company had no nonqualified deferred compensation arrangements as of December 31, 2011.

Potential Payments Upon Termination or Change-In-Control

        We had no agreements or arrangements, written or unwritten, that provided for any payment to our named executive officers at or in connection with any termination of their employment, or a change-in-control, as of December 31, 2011.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
(Item No. 2 on Proxy Card)

        The Audit Committee has appointed and the Company intends to engage Grant Thornton as the Company's independent registered public accounting firm and to audit the Company's consolidated financial statements for the fiscal year ending December 31, 2012 and the Company's effectiveness of internal control over financial reporting as of December 31, 2012. Prior to June 2010, Ernst & Young LLP ("E&Y") served as the Company's independent registered public accounting firm since its formation. This appointment is being presented to stockholders for ratification at the Annual Meeting. Stockholder ratification of the appointment of Grant Thornton as the Company's independent registered public accounting firm is not required by the Company's Bylaws or otherwise. The Company is submitting the appointment of Grant Thornton to stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain Grant Thornton. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent audit firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. A representative of Grant Thornton is not expected to be present at the Annual Meeting, but will be available by telephone and will have an opportunity to make a statement if Grant Thornton desires and will be available to respond to appropriate questions.

        The action of the Audit Committee in appointing Grant Thornton as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012 will be ratified upon the approval of the affirmative vote of the majority in voting power of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. If a stockholder votes to "ABSTAIN," such stockholder's shares will have the same effect as a vote "AGAINST" such proposal. The ratification of the Audit Committee's appointment of Grant Thornton as the Company's independent registered public accounting firm is a routine matter and therefore no broker non-votes are expected to exist in connection with this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

Change in Accountants

        As a result of a competitive request for proposal process undertaken by the Audit Committee, on June 16, 2010, the Audit Committee approved the appointment of Grant Thornton as the Company's new independent registered public accounting firm, subject to clearance of Grant Thornton's "Client Acceptance" process and certain regulatory approval, and dismissed E&Y from its role as the Company's independent registered public accounting firm. The necessary regulatory approvals were obtained, and Grant Thornton informed the Company on June 23, 2010 that its client acceptance procedures were complete and that the Company was accepted as a client of the firm. The Company formally engaged Grant Thornton as the Company's independent registered public accounting firm on June 28, 2010.

        The Company was formed on May 11, 2009 to acquire certain assets of the Predecessors pursuant to the Plan. Prior to the Effective Date, the Company conducted no business, other than in connection with the reorganization of the Predecessors and the acquisition of Tropicana AC, and had no material assets or liabilities.

        E&Y served as the Predecessors' independent registered public accounting firm in connection with the audit of the financial statements of each of the Predecessors for the fiscal years ended December 31, 2009 and December 31, 2008. In addition, E&Y served as the Company's independent registered public accounting firm since its formation.

        On August 13, 2009, except for Note 16 and Note 20, as to which the date is November 6, 2009, E&Y issued an audit report on the financial statements as of December 31, 2008 and 2007, and for each of the three years ended in the period ended December 31, 2008 of TEH (the "TEH Report"). On November 6, 2009, E&Y issued audit reports on the financial statements as of December 31, 2008 and 2007, and for each of the three years ended in the period ended December 31, 2008 of each of CP Vicksburg and JMBS Casino (the "Form 10 Reports"). On March 31, 2010, E&Y issued audit reports on the financial statements as of December 31, 2009 and 2008, and for each of the three years ended in the period ended December 31, 2009 of each of the Predecessors (such reports, together with the TEH Report and the Form 10 Reports, the "Predecessor Reports"). The Predecessor Reports contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except for doubts regarding the Company as successor to the Predecessors and each of the Predecessors' ability to continue as a going concern due to the bankruptcy and reorganization of the Predecessors and references to fresh start reporting, and a paragraph contained in the TEH Report regarding the Company's adoption of certain provisions of Statement of Financial Accounting Standards No. 160 in connection with the reclassification of a subsidiary.

        During the Predecessors' two most recent fiscal years, the subsequent accounting period of each of the Predecessors up to the Effective Date, and the subsequent accounting period of the Company from the Effective Date and through June 16, 2010, there have been no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of E&Y would have caused E&Y to make reference thereto in its reports on the financial statements of the Company for such years. There were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-K within the Predecessors' two most recent fiscal years, the subsequent accounting period of each of the Predecessors up to the Effective Date, and the subsequent accounting period of the Company from the Effective Date and through June 16, 2010, except E&Y identified the Predecessors' failure to maintain effective internal control over financial reporting as of December 31, 2008 as a material weakness in the Company's internal controls over financial reporting for the year ended December 31, 2008. The Company's Audit Committee discussed the reportable event with E&Y and the Company authorized

E&Y to respond fully to inquires of the successor accountant concerning the reportable event pursuant to Item 304(a)(1)(v) of Regulation S-K.

        The Company provided E&Y with a copy of the foregoing disclosures and requested E&Y to furnish it with a letter addressed to the SEC stating whether E&Y agrees with the foregoing statements made by the Company and, if not, stating the respects in which it does not agree. Copies of E&Y's letters are filed as Exhibit 16.1 to our Form 8-K/A filed on June 23, 2010 and as Exhibit 16.1 to our Form 8-K filed on July 2, 2010.

        During the Predecessors' two most recent fiscal years, the subsequent accounting period of each of the Predecessors up to the Effective Date, and the subsequent accounting period of the Company from the Effective Date and through June 16, 2010, neither the Company nor anyone on the Company's behalf consulted Grant Thornton with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events referred to in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Audit and Related Fees

Fees Paid to Independent Auditors

        E&Y served as our independent auditor for the fiscal year ended December 31, 2009 and reviewed the financial statements included in our Quarterly Report on Form 10-Q for the quarter ending March 31, 2010. Grant Thornton was appointed to serve as our independent auditor for the fiscal year ending December 31, 2010 and to review the financial statements included in our Quarterly Reports on Form 10-Q beginning with the quarter ending June 30, 2010. The following table sets forth the fees billed to us for professional audit services rendered by E&Y and Grant Thornton for the years ended December 31, 2011 and December 31, 2010.

	Aggregate Fees
Category	2011	2010
	(in thousands)
Audit Fees	$904	$1,100
Audit-Related Fees	14	—
Tax Fees	—	111
All Other Fees	—	—

Audit Fees

        Audit fees include the aggregate fees paid or accrued for professional services rendered for the Company's annual audit, the quarterly reviews of the Company's financial statements and audit services provided in connection with other regulatory or statutory filings including services related to SEC registration filings. The amount shown above in the table is the aggregate amount of audit fees billed by Grant Thornton and E&Y in 2010. In 2010, E&Y charged us $358,000 in audit fees and Grant Thornton charged us $742,000 in audit fees.

Audit-Related Fees

        Audit-related fees include the aggregate fees paid or accrued for professional services rendered in connection with any assurance or related services (such as internal control reviews, attest services that are not required by statute or regulation). The amount shown above in the table is the aggregate amount of audit-related fees billed by Grant Thornton in 2011, which related primarily to due diligence in connection with a potential transaction. E&Y did not bill us any fees for, or provide the Company, any assurance or related services (such as internal control reviews, attest services that are not required by statute or regulation) in 2011 or 2010 that were reasonably related to the performance of the audit or review of the Company's financial statements.

Tax Fees

        Tax fees include the aggregate fees paid or accrued for tax preparation and compliance, tax research and tax planning. The amount shown above in the table is the aggregate amount of tax fees billed by E&Y in 2010. Grant Thornton did not bill the Company for any fees for tax preparation and compliance, tax research or tax planning in 2011 or 2010.

All Other Fees

        Except as described above, Grant Thornton and E&Y did not bill the Company for any fees for, or deliver or render to the Company, any other products or services in 2011 or 2010.

Audit Committee Pre-Approval Policies and Procedures

        All of the fees described in the table above were pre-approved by the Audit Committee in 2011 and 2010. The Audit Committee pre-approves services either by: (1) approving a request from management describing a specific project at a specific fee or rate, or (2) by pre-approving certain types of services that would comprise the fees within each of the above categories at usual and customary rates.

Audit Committee Report

        The Audit Committee has confirmed that: (1) the Audit Committee reviewed and discussed our 2011 audited financial statements with management; (2) the Audit Committee has discussed with Grant Thornton the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU§380); (3) the Audit Committee has received the written disclosures and the letter from Grant Thornton required by Independence Standards Board Standard No. 1 and has discussed with Grant Thornton its independence from the Company and (4) based on the review and discussions referred to in clauses (1), (2) and (3) above, the Audit Committee recommended to the Board of Directors that our 2011 audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2011.

        This report is provided by the following independent directors, who constitute the Audit Committee:

  Mr. Cassella
  Mr. Nelson
  Mr. Scott

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION
(Item No. 3 on Proxy Card)

        We are requesting stockholder approval, on an advisory or non-binding basis, of the compensation of our named executive officers. As described in the Compensation Discussion and Analysis section of this Proxy Statement ("CD&A"), the Compensation Committee's goal in setting executive compensation is to provide our executives with a total compensation package that attracts and retains key leadership to the Company and motivates those leaders to perform in the interest of promoting the Company's sustainable profitable growth in order to create value and satisfaction for our stockholders, customers and employees. Stockholders are encouraged to read the CD&A, as well as the Summary Compensation Table and other related compensation disclosure which describe the compensation of our named executive officers in fiscal 2011. The affirmative vote of the majority in voting power of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter is required for advisory approval of this proposal. If a stockholder votes to "ABSTAIN," such stockholder's shares will have the same effect as a vote "AGAINST" such proposal. Broker non-votes will have no effect on the advisory approval of this proposal.

        In accordance with Section 14A of the Exchange Act ("Section 14A"), which was enacted into law as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act, stockholders are asked to approve the following advisory resolution:

  RESOLVED, that the stockholders of Tropicana Entertainment Inc. (the "Company") approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the Compensation Discussion and Analysis, Summary Compensation Table and related compensation disclosure included in this Proxy Statement.

        This advisory vote, commonly referred to as a "say-on-pay" advisory vote, is non-binding on the Board of Directors. However, the Board of Directors and the Compensation Committee will carefully consider the voting results and take them into consideration when making future decisions regarding our executive compensation programs.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

 STOCKHOLDER NOMINATIONS AND PROPOSALS FOR THE 2013 ANNUAL MEETING

        Stockholders may present proper nominations of candidates for director or other proposals for inclusion in the Company's proxy statement and proxy card for consideration at the next annual meeting of stockholders by submitting such nominations or proposals in writing to the Secretary of the Company in a timely manner, calculated in the manner provided in Rule 14a-8(e) of the Exchange Act, applicable state law and the Company's charter and Bylaws. The Company expects that the 2013 Annual Meeting of Stockholders will be held in May 2013, but the exact date, time and location of such meeting have yet to be determined.

Deadlines for Submitting Stockholder Proposals for Inclusion in the Company's Proxy Statement and Proxy Card

        To be considered timely under Rule 14a-8(e) of the Exchange Act for inclusion in the Company's proxy statement and proxy card for a regularly scheduled annual meeting, a stockholder's nomination of a candidate for director or other proposal must be received at the Company's principal executive offices not less than 120 calendar days before the anniversary of the date the Company's proxy statement was released to stockholders for the previous year's annual meeting. Accordingly, a stockholder's nomination of a candidate for director or other proposal must be received no later than December 23, 2012 in order to be included in the Company's proxy statement and proxy card for the 2013 Annual Meeting of Stockholders.

Deadlines for Submitting Notice of Stockholder Proposals for Consideration at the Company's Annual Meeting

        The deadline for submitting notice of a stockholder's nomination of a candidate for director for consideration at the 2013 Annual Meeting of Stockholders under the Company's current Bylaws is not less than sixty (60) nor more than ninety (90) days prior to the date of the first anniversary of the previous year's annual meeting; provided, however, that in the event the annual meeting is scheduled to be held on a date more than thirty (30) days prior to or delayed by more than 60 days after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the later of the 60th day prior to the annual meeting and the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made. Accordingly, a stockholder's nomination of a candidate for director must be received no earlier than February 16, 2013 and no later than March 18, 2013 in order to be considered at the 2012 Annual Meeting of Stockholders. In order to be considered timely, a stockholder's notice to the Secretary shall be delivered to or mailed and received at the principal executive office of the Company and shall set forth all information required under Section 14 of Article II of the Bylaws.

        The deadline for submitting notice of a stockholder's other proposal for consideration at the 2013 Annual Meeting of Stockholders, under the Company's current Bylaws is not less than sixty (60) nor more than ninety (90) days prior to the date of the first anniversary of the previous year's annual meeting; provided, however, that in the event the annual meeting is scheduled to be held on a date more than thirty (30) days prior to or delayed by more than 60 days after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the later of the 60th day prior to the annual meeting and the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made. Accordingly, a stockholder's nomination of a candidate for director must be received no earlier than February 16, 2013 and no later than March 18, 2013 in order to be considered at the 2013 Annual Meeting of Stockholders. In order to be considered timely, a stockholder's notice to the Secretary shall be delivered to or mailed and received at the principal executive office of the Company and shall set forth all information required under Section 15 of Article II of the Bylaws.

FORM 10-K AND OTHER MATTERS

        The Company's Annual Report on Form 10-K, which was mailed to stockholders with or preceding this Proxy Statement, contains financial and other information about the Company, but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act. The information contained in the "Compensation Committee Report," the "Audit Committee Report" and the Company-operated websites referenced in this Proxy Statement shall not be deemed filed with the SEC or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act, and shall not be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that the Company specifically incorporates it by reference into such filing.

        THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES AND EXHIBITS, FILED WITH THE SEC FOR FISCAL YEAR 2011 TO ANY BENEFICIAL OWNER OF COMMON STOCK AS OF THE RECORD DATE UPON WRITTEN REQUEST TO TROPICANA ENTERTAINMENT INC., 3930 HOWARD HUGHES PARKWAY, 4TH FLOOR, LAS VEGAS, NV 89169, ATTENTION: SECRETARY.

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2012: The Notice of Annual Meeting, this Proxy Statement and the accompanying Annual Report on Form 10-K are available at https://materials.proxyvote.com/89708X.

 OTHER MATTERS

        The Board of Directors is not aware of any other matters to be presented at the Annual Meeting. Should any other matter requiring a vote of stockholders arise, it is the intention of the persons named in the proxy to vote in accordance with their discretion on such matters.

        You are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, you are requested to complete, date, sign and promptly return the accompanying Proxy Card in the enclosed postage-paid envelope.

By Order of the Board of Directors,
William C. Murtha
Secretary

April 20, 2012

COMPANY # TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD. Signature(s) in Box Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy. Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET/MOBILE – www.eproxy.com/tpca Use the Internet to vote your proxy until 12:00 p.m. (CT) on May 16, 2012. PHONE – 1-800-560-1965 Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on May 16, 2012. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card. Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 TROPICANA ENTERTAINMENT INC. The Board of Directors Recommends a Vote FOR Items 1, 2 and 3. 1. Election of directors: 01 Daniel A. Cassella 05 Daniel A. Ninivaggi Vote FOR Vote WITHHELD 02 Hunter C. Gary 06 Daniel H. Scott all nominees from all nominees 03 Carl C. Icahn 07 Anthony P. Rodio (except as marked) 04 James L. Nelson (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) 2. To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. For Against Abstain 3. Advisory resolution to approve executive compensation. For Against Abstain NOTE: Such other business as may properly come before the meeting or any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS. Address Change? Mark box, sign, and indicate changes below: Date _____________________________________

Tropicana Entertainment Inc. 3930 Howard Hughes Parkway, 4th Floor Las Vegas, Nevada 89169 proxy This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 17, 2012. The shares of stock you hold in your account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3. By signing the proxy, you revoke all prior proxies and appoint Daniel A. Ninivaggi, Lance J. Millage and William C. Murtha, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters that may come before the Annual Meeting and all adjournments. See reverse for voting instructions. TROPICANA ENTERTAINMENT INC. ANNUAL MEETING OF STOCKHOLDERS Thursday, May 17, 2012 1:00 p.m., New York City time Brown Rudnick LLP Seven Times Square New York, New York 10036

QuickLinks

ANNUAL MEETING
PROPOSAL 1
ELECTION OF DIRECTORS (Item No. 1 on Proxy Card)
2011 DIRECTOR COMPENSATION
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Item No. 2 on Proxy Card)
PROPOSAL 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION (Item No. 3 on Proxy Card)
STOCKHOLDER NOMINATIONS AND PROPOSALS FOR THE 2013 ANNUAL MEETING
FORM 10-K AND OTHER MATTERS
OTHER MATTERS